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                                                                    Exhibit 4.10

                [PHELPS DODGE CORPORATION CERTIFICATE OF STOCK]

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                            PHELPS DODGE CORPORATION
                               AUTHORIZED SHARES

         The 6.75% Series A Mandatory Convertible Preferred Shares (the "Mandatory Convertible Preferred Shares") will automatically convert on August 15, 2005, into Common Shares, par value $6.25 per share, of the Corporation (the "Common Shares") as provided in the Certificate of Amendment to the Restated Certificate of Incorporation relating to the Mandatory Convertible Preferred Shares. The Mandatory Convertible Preferred Shares also are convertible at the option of the holder into Common Shares at any time prior to August 15, 2005 as provided in the Amendment. The preceding description is qualified in its entirety by reference to the Amendment, a copy of which will be furnished by the Corporation to any shareholder without charge upon request addressed to its executive office or the office of its transfer agent.

         The Corporation will furnish to any shareholder without charge, upon request addressed to its executive office or the office of its transfer agent, a full statement of the designation, relative rights, preferences and limitations of the shares of each authorized class, and of each series of preferred shares authorized to be issued, so far as the same may have been fixed, and a statement of the authority of the board of directors to designate and fix the relative rights, preferences and limitations of other series.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common            UNIF GIFT MIN ACT - ............Custodian............
TEN ENT - as tenants by the entireties                        (Cust)              (Minor)
JT TEN  - as joint tenants with right                         under Uniform Gifts to Minors Act
          of survivorship and not as
          tenants in common                                   .................................
                                                                          (State)

    Additional abbreviations may also be used though not in the above list.

         For value received,____________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
______________________________________

________________________________________________________________________________

________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee

________________________________________________________________________________

________________________________________________________________________________

_________________________________________ Mandatory Convertible Preferred Shares
represented by the within Certificate and do hereby irrevocably constitute and appoint

________________________________________________________________________________
Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ___________________________

                                        ........................................

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.